Exhibit 3

Exhibit 3

Forward looking information

This presentation contains certain forward-looking statements and information relating to CEMEX, S.A.B. de C.V. and its subsidiaries (collectively, “CEMEX”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions ab out future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX operates, CEMEX’s ability to comply with the terms and obligations of the financing agreement entered into with major creditors and other debt agreements, CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.

UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS, BASED ON OUR MEXICAN FRS FINANCIAL STATEMENTS

Copyright CEMEX, S.A.B. de C.V. and its subsidiaries.

3Q11 results highlights

January – September Third Quarter

l-t-l % l-t-l %

Millions of US dollars 2011 2010 % var 2011 2010 % var

var var

Net sales 11,437 10,577 8% 3% 3,967 3,765 5% 1%

Gross profit 3,303 3,047 8% 2% 1,186 1,097 8% 4%

Operating income 737 728 1% (4%) 305 284 7% 6%

Operating EBITDA 1,794 1,829 (2%) (6%) 658 649 1% (1%)

Free cash flow after (23) 268 N/A 263 250 5%

maintenance capex

Fourth consecutive quarter of year-over-year growth in sales

Infrastructure and housing were the main drivers of demand for our products Year-over- year growth in EBITDA and free cash flow in U.S.-dollar terms

Consolidated volumes and prices

9M11 vs. 9M10 3Q11 vs. 3Q10 3Q11 vs. 2Q11

Domestic gray Volume (l-t-l1) 0% (1%) (2%)

cement Price (USD) 5% 4% (3%)

Price (l-t-l1) 1% 2% 0%

Volume (l-t-l1) 6% 4% 1%

Ready mix Price (USD) 8% 7% (3%)

Price (l-t-l1) 2% 3% 0%

Volume (l-t-l1) 2% (2%) 1%

Aggregates Price (USD) 11% 10% (3%)

Price (l-t-l1) 5% 6% (0%)

Consolidated ready-mix volumes showed year-over-year growth for the fourth consecutive quarter Decline in domestic gray cement volumes mainly the result of decrease in volumes in Mexico, Spain and Egypt Stable sequential pricing in the three products on a like-to-like basis

1 Like-to-like volumes adjusted for investments/divestments and, in the case of prices, foreign-exchange fluctuations

3Q11 achievements

Fourth consecutive quarter of year-over-year growth in sales

Favorable volume dynamics in the U.S., Northern Europe and the South, Central America and Caribbean regions

Have practically eliminated our refinancing risk until December 2013

Early evidence of transformation success

Expected to result in a recurring improvement in our steady state EBITDA of US$150 million during the second half of this year, having achieved about one third during the quarter

Expected to reach run rate of recurring improvement in our EBITDA generation of US$400 million by the end of 2012

Achieved record 25.8% alternative fuel substitution rate during 3Q11

Alternative fuels are now tied with coal as our second most important fuel, after pet coke

October 2011

Regional Highlights

Mexico

Millions of

US dollars 9M11 9M10 % var l-t-l % var 3Q11 3Q10 % var l-t-l % var

Net Sales 2,661 2,534 5% (0%) 856 868 (1%) (3%)

Op. EBITDA 885 866 2% (3%) 285 286 (0%) (2%)

as % net sales 33.2% 34.2% (1.0pp) 33.3% 33.0% 0.3pp

Volume 9M11 vs. 3Q11 vs. 3Q11 vs.

9M10 3Q10 2Q11

Cement 1% (1%) (8%)

Ready mix 13% 10% 0%

Aggregates 3% (0%) (2%)

Price (LC) 9M11 vs. 3Q11 vs. 3Q11 vs.

9M10 3Q10 2Q11

Cement 3% 3% 1%

Ready mix 5% 5% (1%)

Aggregates 13% 13% (2%)

Infrastructure and the industrial-and-commercial sectors were the main drivers of consumption for our products Increased investment in the higher end of the formal residential sector driven by increased commercial lending, although more mortgages being used for existing homes Self-construction sector expected to benefit from increased employment and remittances

United States

Millions of

US dollars 9M11 9M10 % var l-t-l % var 3Q11 3Q10 % var l-t-l % var

Net Sales 1,839 1,919 (4%) (9%) 713 683 4% (4%)

Op. EBITDA (80) (9) (811%) (2081%) (10) (2) (405%) N/A

as % net sales (4.4%) (0.5%) (3.9pp) (1.4%) (0.3%) (1.1pp)

9M11 vs. 3Q11 vs. 3Q11 vs.

Volume 9M10 3Q10 2Q11

Cement (4%) 2% 10%

Ready mix (5%) 9% 24%

Aggregates (11%) (10%) 4%

Price (LC) 9M11 vs. 3Q11 vs. 3Q11 vs.

9M10 3Q10 2Q11

Cement (1%) 0% (1%)

Ready mix 2% 4% 1%

Aggregates 9% 12% 0%

Increase in cement volumes due to a slight improvement in operating environment Housing starts year to date as of September were flat versus the same period last year Federal highway program extended until March 2012 The industrial-and-commercial sector has stabilized

Northern Europe

Millions of

9M11 9M10 % var l-t-l % var 3Q11 3Q10 % var l-t-l % var

US dollars

Net Sales 3,633 3,065 19% 10% 1,302 1,190 9% 3% Op. EBITDA 333 221 50% 40% 170 151 13% 7% as % net sales 9.2% 7.2% 2.0pp 13.1% 12.7% 0.4pp

9M11 vs. 3Q11 vs. 3Q11 vs. Volume 9M10 3Q10 2Q11

Cement 12% 2% 5% Ready mix 12% 3% (1%) Aggregates 6% (1%) 2%

1 9M11 vs. 3Q11 vs. 3Q11 vs.

Price (LC)

9M10 3Q10 2Q11

Cement 1% 2% (1%) Ready mix 2% 2% (1%) Aggregates 3% 4% (0%)

Regional growth continued during the quarter, although at more moderate pace The residential sector was main driver of demand in Germany and France, while the infrastructure sector drove volumes in Poland We expect cement volumes in the region to show double-digit growth during 2011

1 Volume-weighted, local-currency average prices

Mediterranean

Millions of

9M11 9M10 % var l-t-l % var 3Q11 3Q10 % var l-t-l % var

US dollars

Net Sales 1,337 1,371 (2%) (5%) 424 448 (5%) (7%) Op. EBITDA 345 409 (16%) (16%) 104 145 (28%) (29%) as % net sales 25.8% 29.9% (4.1pp) 24.6% 32.4% (7.8pp)

9M11 vs. 3Q11 vs. 3Q11 vs. Volume 9M10 3Q10 2Q11

Cement (7%) (14%) (13%) Ready mix 4% (1%) (6%) Aggregates (5%) (7%) (3%)

1 9M11 vs. 3Q11 vs. 3Q11 vs.

Price (LC)

9M10 3Q10 2Q11

Cement (3%) (4%) (2%) Ready mix (0%) 2% 2% Aggregates 5% 5% 1%

In Egypt, cement volumes during the quarter were affected by the political instability and suspension of infrastructure projects Ready-mix volumes, driven by our Israeli and UAE operations, were offset by declines in Spain and Egypt

1 Volume-weighted, local-currency average prices

South/Central America and Caribbean

Millions of

9M11 9M10 % var l-t-l % var 3Q11 3Q10 % var l-t-l % var

US dollars

Net Sales 1,298 1,078 20% 19% 453 366 24% 24% Op. EBITDA 386 363 6% 4% 144 108 33% 34% as % net sales 29.7% 33.7% (4.0pp) 31.9% 29.6% (2.3pp)

9M11 vs. 3Q11 vs. 3Q11 vs. Volume 9M10 3Q10 2Q11

Cement 5% 6% (1%) Ready mix 17% 19% 3% Aggregates 40% 63% 11%

1 9M11 vs. 3Q11 vs. 3Q11 vs.

Price (LC)

9M10 3Q10 2Q11

Cement 5% 9% 4% Ready mix 5% 7% 3% Aggregates (1%) 8% (4%)

Increased domestic gray cement consumption in Colombia, Costa Rica, Panama, Guatemala and Nicaragua

During the quarter, all the region except Panama and Guatemala experience double-digit growth in ready-mix volumes

Favorable demand for building materials in Colombia driven by the residential sector, supported by favorable economic conditions

Expansion in the region reflects government policies supporting home ownership and infrastructure development

1 Volume-weighted, local-currency average prices

Asia

Millions of

US dollars 9M11 9M10 % var l-t-l % var 3Q11 3Q10 % var l-t-l % var

Net Sales 381 390 (2%) (7%) 130 124 5% 1%

Op. EBITDA 63 102 (38%) (40%) 20 29 (32%) (34%)

as % net sales 16.5% 26.2% (9.7pp) 15.2% 23.4% (8.2pp)

9M11 vs. 3Q11 vs. 3Q11 vs. Volume 9M10 3Q10 2Q11

Cement (6%) 1% 0% Ready mix (1%) 8% 3% Aggregates (2%) (1%) (6%)

1 9M11 vs. 3Q11 vs. 3Q11 vs.

Price (LC)

9M10 3Q10 2Q11

Cement (7%) (8%) (2%) Ready mix 7% 7% 0% Aggregates 5% 7% 3%

Increase in cement volumes driven mainly by a positive performance in Thailand

Demand for building materials in the Philippines was negatively affected due to the government’s suspension of key infrastructure projects, as well as by the postponement of public-private partnerships projects

Unfavorable weather conditions in the Philippines hampered construction activity during the quarter

1 Volume-weighted, local-currency average prices

October 2011

3Q11 Results

Operating EBITDA, cost of sales and SG&A

January – September Third Quarter

l-t-l l-t-l

Millions of US dollars 2011 2010 % var 2011 2010 % var

% var % var

Net sales 11,437 10,577 8% 3% 3,967 3,765 5% 1%

Operating EBITDA 1,794 1,829 (2%) (6%) 658 649 1% (1%)

as % net sales 15.7% 17.3% (0.6pp) 16.6% 17.2% (0.6pp)

Cost of sales 8,134 7,530 (8%) 2,781 2,669 (4%)

as % net sales 71.1% 71.2% (0.1pp) 70.1% 70.9% (0.8pp)

SG&A 2,566 2,319 (11%) 881 812 (8%)

as % net sales 22.4% 21.9% 0.5pp 22.2% 21.6% 0.6pp

Lower operating EBITDA margin due to: product and geographic mix as well as input cost inflation in our cement business Excluding energy and distribution costs, cost of sales plus SG&A declined by 2.1 percentage points during the quarter versus the same quarter last year; excluding the price effect, the decrease is about half of this, reflecting the success of our transformation process

Free cash flow

January – September Third Quarter

Millions of US dollars 2011 2010 % var 2011 2010 % var

Operating EBITDA 1,794 1,829 (2%) 658 649 1%

Net Financial Expense 954 834 334 291

Maintenance Capex 159 180 72 88

Change in Working Cap 435 460 (60) 84

Taxes Paid 169 191 19 44

Other Cash Items (net) 100 (103) 30 (109)

Free Cash Flow after Maint.Capex (23) 268 N/A 263 250 5%

Strategic Capex 79 77 32 23

Free Cash Flow (102) 191 N/A 231 228 1%

Partial reversal during the quarter of investment in working capital

Other cash items during the quarter include sale of operating assets for US$52 million

Other income statement items

Foreign-exchange loss of 217 million dollars due mainly to the depreciation of the Euro and the Mexican peso versus the U.S. dollar; most of these losses are non-cash and are related primarily to intercompany operations Loss on financial instruments for the quarter of US$339 million resulted mainly from the equity derivatives related to CEMEX shares; about half of this loss is non cash

October 2011

Debt information

Debt-related information

Have substantially addressed all of our financing needs through December 2013 With latest prepayment, we have now paid more than half of the initial exposure under the Financing Agreement and, together with previous milestones, avoided about US$150 million in interest expense increases

Consolidated debt maturity profile

Total debt excluding perpetual notes as of September 30, 2011 US$ 17,294 million

Millions of

US dollars

10,000 9,000 8,000 7,000 6,000 5,000 4,000 3,000 2,000 1,000 0

2011 2012 2013 2014 2015 2016 2017 2018 2019

23

334

652

8,078

1,442

2,573

666

2,171

1,355

Financing Agreement

Other bank / WC debt

Fixed Income

Certificados Bursátiles

Convertible Subordinated Notes

October 2011

Appendix

Additional information on debt and perpetual notes

Currency denomination1

Mexican peso

3%

Euro 20%

U.S. dollar 77%

Interest rate1

Variable 43%

Fixed 57%

Third Quarter Second Quarter

Millions of US dollars 2011 2010 % Var. 2011

Total debt 17,294 16,775 3% 17,251

Short-term 2% 4% 2%

Long-term 98% 96% 98%

Perpetual notes 1,161 1,328 (14%) 1,177

Cash and cash equivalents 736 838 (12%) 675

Net debt plus perpetual notes 17,719 17,265 3% 17,753

Consolidated Funded Debt2 / EBITDA3 7.20 7.61 7.16

Interest Coverage3 1.87 1.96 1.87

1 Excluding perpetual notes

2 Consolidated Funded Debt as of September 30, 2011 was US$16,279 million

3 Calculated in accordance with our contractual obligations under our Financing Agreement

Historical financial information for

Northern Europe and Mediterranean regions

Northern Europe

Millions of US dollars 1Q10 2Q10 3Q10 4Q10 2010 1Q11 2Q11 3Q11

Net sales 766 1,096 1,190 950 4,016 984 1,354 1,302

Gross profit 82 302 333 206 931 183 360 361

Operating income (100) 35 81 (13) 12 (52) 80 95

Operating EBITDA (34) 100 151 48 271 13 152 170

Operating EBITDA margin (4.4%) 9.1% 12.7% 5.1% 6.7% 1.4% 11.2% 13.1%

Mediterranean

Millions of US dollars 1Q10 2Q10 3Q10 4Q10 2010 1Q11 2Q11 3Q11

Net sales 445 477 448 446 1,816 436 477 424

Gross profit 150 180 183 166 681 159 171 141

Operating income 88 120 118 101 425 90 97 78

Operating EBITDA 116 147 145 127 533 116 125 104

Operating EBITDA margin 26.2% 30.8% 32.4% 28.5% 29.4% 26.6% 26.2% 24.6%

9M11 volume and price summary: Selected countries

Domestic gray cement Ready mix Aggregates

9M11 vs. 9M10 9M11 vs. 9M10 9M11 vs. 9M10

Prices Prices Prices Prices Prices Prices

Volumes Volumes Volumes

(USD) (LC) (USD) (LC) (USD) (LC)

Mexico 1% 9% 3% 13% 11% 5% 3% 19% 13%

U.S. (4%) (1%) (1%) (10%)1 2% 2% (7%)1 8% 8%

Spain (12%) 7% (1%) (12%) 4% (3%) (17%) 12% 4%

UK 5% 8% 2% 12% 7% 2% 4% 8% 2%

France N/A N/A N/A 12% 9% 1% 10% 12% 3%

Germany 14% 8% (1%) 8% 9% (0%) 10% 9% 0%

Poland 16% 13% 4% 33% 26% 17% 3% 34% 24%

Colombia 2% 11% 7% 26% 9% 5% 43% (3%) (8%)

Egypt (4%) (10%) (5%) (19%) (11%) (6%) (17%) (26%) (22%)

Philippines (11%) (2%) (8%) N/A N/A N/A N/A N/A N/A

1 On a like-to-like basis for the ongoing operations

3Q11 volume and price summary: Selected countries

Domestic gray cement Ready mix Aggregates

3Q11 vs. 3Q10 3Q11 vs. 3Q10 3Q11 vs. 3Q10

Prices Prices Prices Prices Prices Prices

Volumes Volumes Volumes

(USD) (LC) (USD) (LC) (USD) (LC)

Mexico (1%) 5% 3% 10% 7% 5% (0%) 15% 13%

U.S. 2% 0% 0% (3%)1 3% 3% (8%)1 11% 11%

Spain (27%) 9% 2% (31%) 10% 3% (25%) 10% 3%

UK (4%) 6% 2% (1%) 6% 3% (4%) 7% 4%

France N/A N/A N/A 1% 8% 1% 3% 10% 3%

Germany 4% 7% 0% 5% 6% (1%) 2% 10% 2%

Poland 3% 8% 6% 8% 25% 22% (9%) 18% 16%

Colombia 8% 13% 13% 32% 6% 7% 178% 18% 20%

Egypt (5%) (11%) (7%) (16%) (14%) (10%) (3%) (33%) (30%)

Philippines 0% (6%) (11%) N/A N/A N/A N/A N/A N/A

1 On a like-to-like basis for the ongoing operations

Definitions

9M11 / 9M10: results for the nine months of the years 2011 and 2010, respectively. Cement: When providing cement volume variations, refers to domestic gray cement operations (starting in 2Q10, the base for reported cement volumes changed from total domestic cement including clinker to domestic gray cement).

LC: Local currency.

Like-to-like percentage variation (l-t-l % var): Percentage variations adjusted for investments/divestments and currency fluctuations.

Maintenance capital expenditures: Investments completed with the purpose of ensuring the company’s operational continuity. These includes replacement capital expenditures, which are projects required to change obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or company policies.

Operating EBITDA: Operating income plus depreciation and operating amortization. pp: percentage points.

Strategic capital expenditures: Investments completed with the purpose of increasing the company’s profitability. These includes growth capital expenditures, which are designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are designed to increase profitability by reducing costs.

Contact information

Investor Relations

In the United States

+1 877 7CX NYSE

In Mexico

+52 81 8888 4292

ir@cemex.com

Stock Information

NYSE (ADS): CX

Mexican Stock Exchange: CEMEXCPO

Ratio of CEMEXCPO to CX:10 to 1